Imprimis Pharmaceuticals Acquires Exclusive License to Patented Ophthalmic

Formulation for Dry Eye Disease

Formulation Expected to be a Cornerstone of Imprimis’ New Dry Eye Program

San Diego, Calif. – April 6, 2017 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, announced today that it has entered into an licensing agreement for the exclusive worldwide rights to Klarity, an innovative and patented ophthalmic topical solution and gel technology for patients with dry eye disease (DED). Klarity is designed to protect and rehabilitate the ocular surface following ophthalmic surgery, contact lens wear, or in patients with moderate to severe DED. The Klarity formulation is preservative-free and can be formulated to any viscosity, ranging from a topical drop or gel to a dispersive viscosurgical device.

The technology was developed by Richard L. Lindstrom, MD, a world-renowned cataract and refractive surgeon, inventor and consultant to numerous private and public ophthalmic companies. Under the terms of the agreement, Imprimis will pay Dr. Lindstrom an upfront fee, milestone payments, and royalty payments on product sales.

Richard L. Lindstrom, MD, stated, “The company’s commercial capabilities in ophthalmology make them the optimal team to bring this unique dry eye technology to market. When the surface of the eye is damaged following ophthalmic surgery, contact lens wear and with moderate and severe dry eye, they must be rehabilitated. There is no other topical drop which has been specifically positioned for this large dry eye market niche. Over-the-counter topical lubricating drops positioned for mild to moderate dry eye can be helpful, but they do not treat the associated edema, free radical formation or have an agent like Chondroitin Sulfate, which can serve as a cell membrane stabilizer. There is clearly a vast and relatively untapped market that could greatly benefit from Klarity’s proprietary formulation and function.”

Mark L. Baum, CEO of Imprimis, stated, “We are committed to our vision of delivering innovative and affordable medications to physicians and their patients. This agreement further strengthens our growing ophthalmology portfolio and provides us the opportunity to enter a market with significant growth potential. We believe our Klarity formulation has the potential to fill an unmet need in current treatment options for patients with moderate and severe DED and it is a privilege to license this important technology from a good friend of our company and a valued member of our Board. The Klarity formulation will be a cornerstone of our new dry eye program which we expect to launch in the second half of 2017. We look forward to competing in the over $2 billion U.S. dry eye market and believe this innovative medication can gain significant traction in the growing DED market.”

About Klarity

The Klarity formulation is specifically designed for the treatment of ocular surface pathology associated with ophthalmic surgery, contact lens wear and patients with moderate to severe dry eye. These include the development of epithelial and stromal corneal edema, the presence of increased oxidation agents and free radicals, cellular damage and death, and a significantly irritated eye. The active ingredients include Chondroitin Sulfate, a cell membrane stabilizer, deturgescent agent, free radical scavenger and lubricant. Other ingredients include Dextran and Glycerol, deturgescent agents which also enhance lubrication. Ophthalmologists are familiar with Chondroitin Sulfate through clinical experience with Optisol-GS, Viscoat® and DisCoVisc® and the other key ingredients in the Klarity formulation are also well accepted in ophthalmology.

About Dry Eye Disease

Dry eye is among the most common conditions seen by eye care professionals. Dry eye occurs when the eye does not produce enough tears, or when the tears are not of the correct consistency and evaporate too quickly. Inflammation of the surface of the eye may also occur. Dry eye disease, also referred to as keratoconjunctivitis sicca (KCS), dysfunctional tear syndrome, lacrimal keratoconjunctivitis, evaporative tear deficiency, aqueous tear deficiency, and LASIK-induced neurotrophic epitheliopathy (LNE), can be a temporary or chronic condition. Causes for dry eye include inflammatory eye conditions, post-refractive and other ocular surgery, contact lens use, decreased hormones associated with aging, and numerous other factors. An estimated 5.6 million ocular surgeries were performed in the U.S. in 2016 and over 40 million Americans wear contact lenses.1,2 It is reported that 20 to 30 million people suffer from mild dry eye, and nine to 12 million have moderate to severe dry eye. Although dry eye can impact people of any age, elderly people are frequently affected with a reported five million afflicted with DED.3

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative medications in all 50 states. The company’s unique business model increases patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three production and dispensing facilities located in California, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

1.	Market Scope Report. 2016.

2.

Contact Lens Wearer Demographics and Risk Behaviors for Contact Lens-Related Eye Infections — United States, 2014. (2015, August 21). Retrieved April 01, 2017, from https://www.cdc.gov/mmwr/preview/mmwrhtml/mm6432a2.htm

3.	Helmer, J. (2015, November 03). Dry Eyes - Surprising Causes and Treatment. Retrieved April 01, 2017, from http://www.aarp.org/health/conditions-treatments/info-2015/what-causes-dry-eyes.html

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Source: Imprimis Pharmaceuticals, Inc.

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